EL PASO ELECTRIC COMPANY                                             EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)



                                                                             THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                 SEPTEMBER 30,
                                                                       ---------------------------    ---------------------------
                                                                           1998           1997            1998           1997
                                                                       ------------   ------------    ------------   ------------
NET INCOME APPLICABLE TO COMMON STOCK:
    Income before extraordinary loss on
       repurchases of debt                                             $     22,322   $     20,657    $     39,385   $     36,108
    Extraordinary loss on repurchases of debt,
       net of federal income tax benefit                                       --              (69)           --           (2,741)
                                                                       ------------   ------------    ------------   ------------
           Net income applicable to common stock                       $     22,322   $     20,588    $     39,385   $     33,367
                                                                       ============   ============    ============   ============

BASIC EARNINGS PER COMMON SHARE:
    Weighted average number of common
       shares outstanding                                                60,168,841     60,129,784      60,168,030     60,124,444
                                                                       ============   ============    ============   ============

    Net income per common share:
       Income before extraordinary loss on
           repurchases of debt                                         $      0.371   $      0.343    $      0.655   $      0.601
       Extraordinary loss on repurchases of debt,
           net of federal income tax benefit                                   --           (0.001)           --           (0.046)
                                                                       ------------   ------------    ------------   ------------
              Net income                                               $      0.371   $      0.342    $      0.655   $      0.555
                                                                       ============   ============    ============   ============

DILUTED EARNINGS PER COMMON SHARE:
    Weighted average number of common
       shares outstanding                                                60,168,841     60,129,784      60,168,030     60,124,444
                                                                       ------------   ------------    ------------   ------------
    Effect of dilutive potential common stock
       options based on the treasury stock
       method using average market price:
           Quarter ended March 31                                              --             --           262,998        220,087
           Quarter ended June 30                                               --             --           538,986        177,747
           Quarter ended September 30                                       457,905        134,451         457,905        134,451
    Effect of dilutive potential restricted
       common stock based on the treasury
       stock method using average market price:
           Quarter ended March 31                                              --             --            16,434         16,596
           Quarter ended June 30                                               --             --            29,033         20,014
           Quarter ended September 30                                        25,726         23,717          25,726         23,717
                                                                       ------------   ------------    ------------   ------------
                                                                            483,631        158,168       1,331,082        592,612
           Divided by number of quarters                                          1              1               3              3
                                                                       ------------   ------------    ------------   ------------
              Net effect of dilutive potential common stock                 483,631        158,168         443,694        197,537
                                                                       ------------   ------------    ------------   ------------
    Weighted average number of common shares and
       dilutive potential common shares outstanding                      60,652,472     60,287,952      60,611,724     60,321,981
                                                                       ============   ============    ============   ============

    Net income per common share:
       Income before extraordinary loss on
           repurchases of debt                                         $      0.368   $      0.343    $      0.650   $      0.599
       Extraordinary loss on repurchases of debt,
           net of federal income tax benefit                                   --           (0.001)           --           (0.045)
                                                                       ------------   ------------    ------------   ------------
              Net income                                               $      0.368   $      0.342    $      0.650   $      0.554
                                                                       ============   ============    ============   ============

EL PASO ELECTRIC COMPANY                                             EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)



                                                                         TWELVE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                    ------------    ------------
                                                                        1998             1997
                                                                    ------------    ------------
NET INCOME APPLICABLE TO COMMON STOCK:
   Income before extraordinary loss on
       repurchases of debt                                          $     44,701    $     41,006
   Extraordinary loss on repurchases of debt,
       net of federal income tax benefit                                     (34)         (2,741)
                                                                    ------------    ------------
          Net income applicable to common stock                     $     44,667    $     38,265
                                                                    ============    ============

BASIC EARNINGS PER COMMON SHARE:
   Weighted average number of common
       shares outstanding                                             60,161,105      60,113,236
                                                                    ============    ============

   Net income per common share:
       Income before extraordinary loss on
          repurchases of debt                                       $      0.743    $      0.682
       Extraordinary loss on repurchases of debt,
          net of federal income tax benefit                               (0.001)         (0.046)
                                                                    ------------    ------------
             Net income                                             $      0.742    $      0.636
                                                                    ============    ============

DILUTED EARNINGS PER COMMON SHARE:
   Weighted average number of common
       shares outstanding                                             60,161,105      60,113,236
                                                                    ------------    ------------
   Effect of dilutive potential common stock options based on the treasury stock method using average market price:
          Quarter ended March 31                                         262,998         220,087
          Quarter ended June 30                                          538,986         177,747
          Quarter ended September 30                                     457,905         134,451
          Quarter ended December 31                                      182,844          37,807
   Effect of dilutive potential restricted common stock based on the treasury stock method using average market price:
          Quarter ended March 31                                          16,434          16,596
          Quarter ended June 30                                           29,033          20,014
          Quarter ended September 30                                      25,726          23,717
          Quarter ended December 31                                       32,036          21,316
                                                                    ------------    ------------
                                                                       1,545,962         651,735
          Divided by number of quarters                                        4               4
                                                                    ------------    ------------
             Net effect of dilutive potential common stock               386,490         162,934
                                                                    ------------    ------------
   Weighted average number of common shares and
       dilutive potential common shares outstanding                   60,547,595      60,276,170
                                                                    ============    ============

   Net income per common share:
       Income before extraordinary loss on
          repurchases of debt                                       $      0.739    $      0.680
       Extraordinary loss on repurchases of debt,
          net of federal income tax benefit                               (0.001)         (0.045)
                                                                    ============    ============
             Net income                                             $      0.738    $      0.635
                                                                    ============    ============